Exhibit 4.3

AMENDMENT NO. 1 TO

RECEIVABLES SALE AGREEMENT

     THIS AMENDMENT NO. 1 TO RECEIVABLES SALE AGREEMENT, dated as of as of May 5, 2005 (this “Amendment”), is among GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), as a seller, Brunswick Acceptance Company, LLC, a Delaware limited liability company, as a seller (together with CDF, the “Sellers”), and CDF Funding, Inc., a Delaware corporation, as buyer (the “Buyer”).

BACKGROUND

     The parties hereto are parties to a receivables sale agreement, dated as of August 12, 2004 (as amended, modified or supplemented, the “Receivables Sale Agreement”) among the Sellers and the Buyer; and

     the parties hereto desire to amend the Receivables Sale Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms defined in the Receivables Sale Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Sale Agreement.

     SECTION 2. Amendments to the Receivables Sale Agreement. The Receivables Sale Agreement is hereby amended as set forth in this Section 2.

     (a) Section 1.1. Section 1.1 of the Receivables Sale Agreement is hereby amended by:

          (i) amending and restating the following defined terms in their entirety to read as follows:

‘“Collateral Security’ means, with respect to any Receivable, (i) the security interest, if any, granted by or on behalf of the related Dealer in the related Products or Accounts Receivable that, in each case, constitute the primary collateral for such Receivable, but does not include secondary collateral such as personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit and (ii) all Records in respect of such Receivable.’’;

‘“Non-Principal Collections’ means the sum of (a) Collections of interest and all other non-principal charges (including insurance service fees and handling fees) on the Receivables; (b) all Recoveries; (c) payment by Dealers of Manufacturer Discount Amounts; and (d) payments by manufacturers of Manufacturer Subsidy Amounts”; and

‘“Non-Principal Receivables’ with respect to any Account means (i) all amounts billed to the related Dealer in respect of interest and all other non-principal charges and (ii) without duplication, all amounts owed in respect of Manufacturer Discount Amounts and Manufacturer Subsidy Amounts.”;

          (ii) amending the definition of “Collections” by deleting the phrase “in respect of the Receivables” immediately preceding the parenthetical in the first sentence thereof and replacing such phrase with the words “in respect of the Transferred Receivables” in substitution therefor;

          (iii) amending clause (l) of the definition of “Eligible Receivable” by deleting the phrase “five hundred thousand dollars ($500,000)” and replacing such phrase with “five million dollars ($5,000,000).”; and

          (iv) inserting, in correct alphabetical order, the following defined terms:

‘“Manufacturer Discount Amount’, with respect to a Receivable, means an amount equal to the excess, if any, of (a) the invoice price of the related Product over (b) the amount that the applicable Manufacturer agrees to accept from an Originator in order to permit the applicable Dealer to obtain a “free flooring” period during which such Dealer is not required to pay interest (or pays interest at a reduced rate) in respect of such Receivable.”;

‘“Manufacturer Subsidy Amount’, with respect to a Receivable, means an amount that the applicable Manufacturer has agreed to pay in respect of such Receivable (at any time or from time to time) after such Receivable has been originated in order to permit the applicable Dealer to obtain a “free flooring” period during which such Dealer is not required to pay interest (or pays interest at a reduced rate) in respect of such Receivable.”; and

     (b) Section 4.1(b). Section 4.1(b) of the Receivables Sale Agreement is hereby amended by the addition, immediately after the words “surviving entity” at the end thereof, of the following:

“and, without limiting the foregoing, shall not be construed to prohibit or in any way limit any Seller from consolidating with or into, merging with or into, or acquiring any other Seller, notwithstanding anything else to the contrary herein”.

     (c) Section 6.3(b). Section 6.3(b) of the Receivables Sale Agreement is hereby amended by the addition of the following immediately after the words “Such Seller shall not amend the Financing Agreements” at the beginning thereof:

“if such amendment would materially and adversely affect the Buyer or the Buyer’s ability to pay any of its obligations as such obligations are due”.

     SECTION 3. Acknowledgement of Merger. The parties hereto hereby acknowledge the merger of GE Commercial Distribution Finance Corporation, a Nevada corporation (“CDF Nevada”), into Transamerica Commercial Finance Corporation, a Delaware corporation (“TCFC”), pursuant to which TCFC was the surviving corporation. TCFC then changed its name to GE Commercial Distribution Finance Corporation. The parties hereto acknowledge and agree that no further action is necessary, whatsoever, in connection with such merger or such name change.

     SECTION 4. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 4:

     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

     (b) Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

     SECTION 5. Binding Effect; Ratification.

     (a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

     (b) The Receivables Sale Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Sale Agreement from and after the date hereof shall be deemed to refer to the Receivables Sale Agreement as amended hereby, unless otherwise expressly stated.

     (c) Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

     SECTION 6. Miscellaneous.

     (a) THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION,

VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES SALE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

     (e) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as a Seller

By:	/s/ W. Steven Culp

Name:	W. Steven Culp

Title:	Treasurer

S-1

BRUNSWICK ACCEPTANCE COMPANY, LLC as a Seller

By:	/s/ John E. Peak

Name:	John E. Peak

Title:	Management Committee Authorized Representative

S-2

CDF FUNDING, INC., as the Buyer

By:	/s/ Timothy J. Yanoti

Name:	Timothy J. Yanoti

Title:	Vice President

S-3